Exhibit 1.2

THE ROYAL BANK OF SCOTLAND GROUP plc

[ ] American Depositary Shares, Series [ ] Representing

[ ] Non-Cumulative Dollar Preference Shares, Series [ ] (Nominal Value $.01 each)

Underwriting Agreement

_______________ __, ____

[NAMES OF REPRESENTATIVES]

Ladies and Gentlemen:

From time to time The Royal Bank of Scotland Group plc, a public limited company incorporated and registered in Scotland, United Kingdom (the “Company”), proposes to enter into one or more Pricing Agreements (each a “Pricing Agreement”) in the form of Annex I hereto, with such additions and deletions as the parties thereto may determine, and, subject to the terms and conditions stated herein and therein, to issue and sell to the several firms named in Schedule I to the applicable Pricing Agreement (such firms constituting the “Underwriters” with respect to such Pricing Agreement and the securities specified therein), or to purchasers procured by them, an aggregate number of American depositary shares representing non-cumulative preference shares as specified in Schedule II to the Pricing Agreement. It is contemplated hereby that a Pricing Agreement will be entered into on the date hereof with respect to [ ] authorized but unissued Category II Non-cumulative Dollar Preference Shares, Series [ ] in the capital of the Company, having a nominal value of $.01 each (the “Series [ ] Preference Shares”), to be represented by [ ] American Depositary Shares, Series [ ] (the “ADSs”, and together with the Series [ ] Preference Shares, the “Securities”). In accordance with the Amended and Restated Nominee Agreement dated November 8, 2005 between the Company and RBS Shelf Nominees Limited (as amended and/or supplemented from time to time), the Series [ ] Preference Shares are to be issued to RBS Shelf Nominees Limited in fully registered form, and then subsequently in the form of share warrants to bearer. RBS Shelf Nominees Limited will deposit the Series [ ] Preference Shares with The Bank of New York, as Depositary (the “ADR Depositary”), in bearer form, on behalf of the Company pursuant to a deposit agreement, as amended and restated as of November 2, 2001 (the “ADR Deposit Agreement”) among the Company, the ADR Depositary and the holders from time to time of the American Depositary Receipts to be issued thereunder representing the Series [ ] Preference Shares. The American Depositary Receipts evidencing the ADSs are herein referred to as the “ADRs.”

[Subject to certain conditions, the Company may substitute the Series [ ] Preference Shares in whole, but not in part, with Qualifying Non-Innovative Tier 1 Securities (as defined in the Prospectus) (the “Substituted Securities”), at any time after [   ] (the “substitution date”) in accordance with the terms of the Series [ ] Preference Shares without any requirement for consent or approval of the holders of the Series [ ] Preference Shares.]

The terms of, and rights attached to, any particular issuance of Securities shall be as specified in the Pricing Agreement relating thereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Pricing Agreement. From and after the date of the execution and delivery of the Pricing Agreement, this Agreement shall be deemed to incorporate the Pricing Agreement.

1.      Particular sales of Securities may be made from time to time to the Underwriters of such Securities, or to purchasers procured by them, for whom the firms designated as representatives of the Underwriters of such Securities in the Pricing Agreement relating thereto will act as representatives (the “Representatives”). The term “Representatives” also refers to a single firm acting as sole representative of the Underwriters and to an Underwriter or Underwriters who act without any firm being designated as its or their representatives. This Underwriting Agreement shall not be construed as an obligation of the Company to sell any of the Securities or as an obligation of any of the Underwriters to purchase, or procure purchasers for, the Securities. The obligation of the Company to issue and sell any of the Securities and the obligation of any of the Underwriters to purchase, or procure purchasers for, any of the Securities shall be evidenced by the Pricing Agreement with respect to the Securities specified therein. Each Pricing Agreement shall specify the aggregate number of shares of such Securities, the initial public offering price of such Securities, the purchase price to the Underwriters of such Securities, the names of the Underwriters of such Securities, the names of the Representatives of such Underwriters and the number of shares of such Securities to be purchased by each Underwriter, or by purchasers procured by such Underwriter, and shall set forth the date, time and manner of delivery of such Securities and payment therefor. The Pricing Agreement shall also specify (to the extent not set forth in the Registration Statement (as defined below), the Disclosure Package (as defined below) and prospectus with respect thereto) the terms of such Securities. A Pricing Agreement shall be in the form of an executed writing (which may be in counterparts), and may be evidenced by an exchange of facsimile communications or any other rapid transmission device designed to produce a written record of communications transmitted. The obligations of the Underwriters under this Agreement and each Pricing Agreement shall be several and not joint.

The Company has prepared and filed with the Securities and Exchange Commission (the “Commission”) an automatic shelf registration statement as defined under Rule 405 under the U.S. Securities Act of 1933, as amended the (“1933 Act”) on Form F-3 (No. 333-_______) and related preliminary prospectus for the registration of, among other securities, dollar preference shares of the Company, including the Series [ ] Preference Shares, in accordance with the provisions of the 1933 Act and the rules and regulations of the Commission thereunder (the “1933 Act Regulations”). In addition, the Company has prepared and filed with the Commission a registration statement on Form F-6 (No. 333-127867) and a related prospectus for the registration under the 1933 Act of the ADSs.

The registration statement on Form F-3, as amended to the date on which it became effective prior to the date of this Agreement (including any prospectus supplement relating to the Securities and any other information, if any, deemed to be part of such registration statement pursuant to Rule 430B of the 1933 Act Regulations), and the prospectus constituting a part thereof (including in each case all documents, if any, incorporated by reference therein to such date) are hereinafter referred to as the “Registration Statement” and the “Prospectus”,

respectively, except that if any revised prospectus or prospectus supplement shall be provided to the Underwriters by the Company for use in connection with the offering of the Securities which differs from the Prospectus on file at the Commission at the time the Registration Statement became effective (whether or not such revised prospectus is required to be filed by the Company pursuant to Rule 424(b) of the 1933 Act Regulations), the term “Prospectus” shall refer to such revised prospectus or include such prospectus supplement, as the case may be, from and after the time such revised prospectus or prospectus supplement is first provided to the Underwriters for such use and if the Company files any documents pursuant to Section 13, 14 or 15 of the U.S. Securities Exchange Act of 1934, as amended (the “1934 Act”), after the Registration Statement became effective and prior to the termination of the offering of the Securities by the Underwriters, which documents are deemed to be or, in the case of a Report on Form 6-K, are designated as being incorporated by reference into the Prospectus pursuant to Form F-3 under the 1933 Act Regulations, the term “Prospectus” shall refer to said prospectus as modified to include the documents so filed from and after the time said documents are filed with or furnished to the Commission.  The term “Preliminary Prospectus” means any preliminary form of the Prospectus (including any preliminary prospectus supplement) which is used prior to the filing of the Prospectus and first filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations.  The term “Free Writing Prospectus” has the meaning set forth in Rule 405 of the 1933 Act Regulations. The term “Issuer Free Writing Prospectus” means (i) any material that satisfies the conditions set forth in Rule 433 of the 1933 Act Regulations and (ii) any roadshow presentation, including any Bloomberg roadshow presentation. The term “Disclosure Package” means (i) the Preliminary Prospectus, (ii) any Issuer Free Writing Prospectuses identified in Annex II hereto, (iii) the final term sheet prepared and filed pursuant to Section 5(d) of this Agreement (the “Term Sheet”) and (iv) any other Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the Disclosure Package.

The registration statement on Form F-6 for the registration of the ADSs evidenced by ADRs, in the form in which it became effective prior to the date of this Agreement, and the prospectus included therein are hereinafter called the “ADR Registration Statement” and the “ADR Prospectus”, respectively.

“Applicable Time” means [  ] p.m. (Eastern time) on the date hereof or such other time as agreed by the Company and the Representatives.

2.      The Company represents and warrants to, and agrees with, each of the Underwriters, as of the date hereof, as of the Applicable Time, and as of the Time of Delivery referred to in Section 4 hereof that:

(a)                 (i) An “automatic shelf registration statement” as defined under Rule 405 under the 1933 Act on Form F-3 (File No. 333-_____) in respect of the Securities has been filed with the Commission not earlier than three years prior to the date hereof; such registration statement, and any post-effective amendment thereto, became effective on filing; and no stop order suspending the effectiveness of such registration statement or any part thereof has been issued and no proceeding for that purpose has been initiated or threatened by the Commission, and no notice of objection of the Commission to the use of such registration statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act has been received by the Company; (ii) No order preventing or suspending the use of the Prospectus, any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission.

(b)                 (i) The Disclosure Package does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading and (ii) any individual Issuer Free Writing Prospectus, when considered together with the Disclosure Package, did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Disclosure Package or any Issuer Free Writing Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Disclosure Package.

(c)                 The Prospectus does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, the Prospectus made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Registration Statement or Prospectus, provided, further, that the representations and warranties in this subsection shall not apply to that part of the Registration Statement that constitutes the Statement of Eligibility (the “Form T-1”) under the U.S. Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), of the trustee (the “Trustee”).

(d)                 The documents incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus, at the time they were filed with the Commission or when they became effective, complied in all material respects with the requirements of the 1934 Act and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, at each time the Registration Statement became effective, the Registration Statement complied in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations, and did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and any further documents deemed to be or, in the case of a Report on Form 6-K, designated as being incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus after the date of this Agreement but prior to the termination of the offering of Securities, will, when they are filed with or furnished to the Commission, comply in all material respects with the requirements of the 1934 Act and the 1934 Act Regulations, and, when read together with the other information included or incorporated in the Registration Statement, the Disclosure Package and the Prospectus, will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, provided that the representations and warranties in this subsection shall not apply to the Form T-1 of the Trustee.

(e)                 At the time the ADR Registration Statement became effective, the ADR Registration Statement and the ADR Prospectus complied in all material respects with the provisions of the 1933 Act and the 1933 Act Regulations and the ADR Registration Statement did not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The ADR Prospectus, as amended or supplemented, if applicable, will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they will be made, not misleading.

(f)                 The audited consolidated financial statements of the Company for the years ended December 31, ____, and December 31, ____, were prepared in accordance with International Financial Reporting Standards and give a true and fair view (in conjunction with the notes thereto) of the state of the Company and its subsidiaries’ affairs as at such dates and of its profit and cash flows for the years then ended[, and the unaudited consolidated financial statements of the Company for the six month periods ended June 30, ____ and June 30, ____ have been stated on a basis substantially consistent with that of the audited consolidated financial statements included in the Registration Statement.]

(g)                 The unaudited pro forma condensed combined financial information (the “Pro Forma Financial Information”), comprising a balance sheet as at _____ and income statements for the year ended _____ [and for the six months ended _____] and the related notes included in the Prospectus, has been properly compiled on the basis of the assumptions stated therein and the assumptions used in the preparation of the Pro Forma Financial Information are reasonable.

(h)                 (i) Since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, there has been no material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries, together considered as one enterprise.

(i)                 The Company (A) has been duly incorporated in, and is validly registered under the laws of, Scotland; (B) has the requisite corporate power and authority to execute and deliver this Agreement and the Pricing Agreement and had the requisite corporate power and authority to execute and deliver the ADR Deposit Agreement, to issue the Securities, and, in each case, to perform its obligations hereunder and thereunder; (C) has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; (D) has been duly qualified as a foreign corporation for the transaction of business and is in good standing under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, or is subject to no material liability or disability by reason of the failure to be so qualified in any such jurisdiction; and (E) has duly authorized, executed and delivered this Agreement and the Pricing Agreement and this Agreement and the Pricing Agreement constitute the valid and legally binding agreement of the Company enforceable in accordance with its terms, except as rights to indemnity or contribution may be limited by applicable law and subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(j)                 The ADR Deposit Agreement has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the ADR Depositary, constitutes a valid and legally binding obligation of the Company, enforceable in accordance with its terms, subject as to enforcement to bankruptcy, insolvency, reorganization and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

(k)                 The Royal Bank of Scotland plc (the “Bank”) has been duly incorporated in, and is validly registered under the laws of, Scotland, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding share capital or capital stock of the Bank is owned, directly or indirectly, by the Company. National Westminster Bank Plc (“NatWest”) has been duly incorporated under the laws of England, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus; and all of the issued and outstanding ordinary share capital of NatWest is owned, directly or indirectly, by the Company.  ABN AMRO Holding N.V. (“ABN AMRO”) has been duly incorporated under the laws of the Netherlands, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Disclosure Package and the Prospectus.

(l)                 The Series [ ] Preference Shares are to be represented by the ADSs and, when allotted, issued and paid for in accordance with this Agreement and the Pricing Agreement, the Series [ ] Preference Shares (a) will be validly issued in accordance with the requirements of the Companies Act of 1985 of Great Britain and will be fully paid and not subject to further call or contribution and (b) no holder thereof will be subject to any personal liability to the Company or to creditors of the Company solely by reason of being such a holder.

(m)                 Each of the Series [ ] Preference Shares and the ADRs will conform in all material respects to the descriptions thereof contained in the Disclosure Package and the Prospectus.

(n)                 All consents, approvals, authorizations, orders and decrees of any court or governmental agency or body of the United States, the United Kingdom or the Netherlands, having jurisdiction over the Company required for the consummation by the Company of the transactions contemplated by this Agreement or the Pricing Agreement or to permit the Company to effect dividend payments in U.S. dollars on the Securities have been obtained and are in full force and effect, except as may be required by United States state securities laws (the “Blue Sky laws”).

(o)                 The execution, delivery and performance of this Agreement and the Pricing Agreement, the allotment, issuance, authentication, sale and delivery of the Securities and the compliance by the Company with the respective terms thereof, and the consummation of the transactions contemplated hereby and thereby will not conflict with or result in a breach under any agreement or instrument to which the Company is a party or by which the Company is bound that is material to the Company and its subsidiaries, taken as a whole, nor will such action result in any violation of the provisions of the Memorandum and Articles of Association of the Company or any statute or any order, filing, rule or regulation of any United States, English, Scottish or Dutch court or governmental agency or regulatory body having jurisdiction over the Company.

(p)                 The Company is not, and after giving effect to the offer and sales of the Securities and application of the proceeds thereof as described in the Prospectus and the Disclosure Package, will not be, required to register as an “investment company,” as defined in the Investment Company Act of 1940, as amended.

(q)                 There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein).

(r)                 (A) (i) At the time of filing the Registration Statement, (ii) at the time of the most recent amendment thereto for the purposes of complying with Section 10(a)(3) of the 1933 Act (whether such amendment was by post-effective amendment, incorporated report filed pursuant to Section 13 or 15(d) of the 1934 Act or form of prospectus), and (iii) at the time the Company or any person acting on its behalf (within the meaning, for this clause only, of Rule 163(c) under the 1933 Act) made any offer relating to the Securities in reliance on the exemption of Rule 163 under the 1933 Act, the Company was a “well-known seasoned issuer” as defined in Rule 405 under the 1933 Act; and (B) at the earliest time after the filing of the Registration Statement that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the 1933 Act) of the Securities, the Company was not an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(s)                 Deloitte LLP, who have certified certain financial statements of the Company and its subsidiaries, and have audited the Company’s internal control over financial reporting and management’s assessment thereof, are independent public accountants as required by the 1933 Act and the rules and regulations of the Commission thereunder.

(t)                 Neither any Issuer Free Writing Prospectus nor the Term Sheet includes any information that conflicts with the information contained in the Registration Statement, the Disclosure Package and the Prospectus, including any document incorporated therein or any prospectus supplement deemed to be a part thereof that has not been superseded or modified; provided, however, that the representations and warranties in this subsection shall not apply to statements in, or omissions from, any Issuer Free Writing Prospectus or the Term Sheet made in reliance upon, and in conformity with, information furnished to the Company in writing by any Underwriter through the Representatives expressly for use in the Issuer Free Writing Prospectus.

(u)                 None of the Company, any of its subsidiaries or, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company or any of its subsidiaries is currently included on the U.S. Treasury Department’s List of Specially Designated Nationals or otherwise subject to any U.S. sanctions administered by the U.S. Treasury Department’s Office of Foreign Assets Control (“OFAC”); and the capital raised by the issuance and sale of the Securities will not directly or indirectly be lent, contributed or otherwise made available to:

(i)              any subsidiary, joint venture partner or other entity under the control of the Company; or

(ii)              to the knowledge of the Company, any other person or entity,

in each case for the purpose of financing the activities of any person, entity, or government currently subject to any U.S. sanctions administered by OFAC.

3.      Upon the execution of the Pricing Agreement applicable to any Securities and authorization by the Representatives of the release of such Securities, the several Underwriters propose to offer such Securities for sale upon the terms and conditions set forth in the Prospectus (as amended or supplemented).

4.      The Securities to be purchased by each Underwriter and/or by purchasers procured by such Underwriter pursuant to the Pricing Agreement relating thereto, in the form specified in such Pricing Agreement, and registered in such names as the Representatives may request upon at least forty-eight hours’ prior notice to the Company, shall be delivered by or on behalf of the Company to the Representatives for the account of such Underwriters (which may include any direction by the Underwriters to deposit the Series [ ] Preference Shares in global form with the ADR Depositary), against payment by the Underwriters, or by the Representatives on behalf of the Underwriters, of the purchase price therefor by wire transfer of immediately available funds to an account designated by the Company as specified in the Pricing Agreement, all in the manner and at the place and time and date specified in such Pricing Agreement or at such other place and time and date as the Representatives and the Company may agree upon in writing, such time and date being herein called the “Time of Delivery” for such Securities.

5.      The Company agrees with each of the Underwriters of any Securities that:

(a)                 The Company will notify the Representatives immediately on becoming aware of (i) any request by the Commission for any amendment to the Registration Statement or the ADR Registration Statement or any amendment or supplement to the Prospectus or ADR Prospectus or for additional information relating to the Registration Statement, the ADR Registration Statement or the offering of the Securities, and (ii) the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or the ADR Registration Statement or any order preventing or suspending the use of any Preliminary Prospectus or other Prospectus in respect of the Securities, or the issuance by the Commission of any notice of objection to the use of the Registration Statement or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or the initiation of any proceedings for that purpose. The Company will make every reasonable effort to prevent the issuance of any such stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

(b)                 If at any time prior to the filing of a final prospectus pursuant to Rule 424(b) of the 1933 Act Regulations, any event occurs as a result of which the Disclosure Package would then include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, the Company will (i) promptly notify the Representatives so that any use of the Disclosure Package may cease until it is amended or supplemented; (ii) amend or supplement the Disclosure Package to correct such statement or omission; and (iii) supply any such amendment or supplement to the Underwriters in such quantities as they may reasonably request.

(c)                 The Company will, for so long as the delivery of a prospectus is required in connection with the offering or sale of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or Rule 173(a) of the 1933 Act Regulations), file promptly all reports required to be filed by the Company with the Commission pursuant to Section 13(a), 13(c) or 15(d) of the 1934 Act and will give the Representatives notice of its intention to file any amendment to the Registration Statement or any amendment to the ADR Registration Statement or any amendment or supplement to the Disclosure Package, the Prospectus or ADR Prospectus (including any prospectus which the Company proposes for use by the Underwriters in connection with the offering of the Securities which differs from the Prospectus, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the 1933 Act Regulations) and will furnish the Representatives with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file any such amendment or supplement or use any such prospectus without prior consultation with the Representatives.

(d)                 The Company will prepare the Term Sheet, containing solely a description of the final terms of the Securities and the offering thereof, in a form approved by the Representatives and will file the Term Sheet not later than the time required by Rule 433(d) of the 1933 Act Regulations.

(e)                 The Company will prepare the Prospectus in relation to the Securities and file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations not later than the time required by Rule 424(b) of the 1933 Act Regulations following the execution and delivery of the Pricing Agreement relating to the Securities.

(f)                 The Company will deliver to each Representative a conformed copy of the Registration Statement and the ADR Registration Statement in each case, as originally filed, and of each amendment thereto (including exhibits and documents filed therewith or incorporated by reference, as the case may be, into the Registration Statement).

(g)                 The Company will furnish the Underwriters with copies of the Preliminary Prospectus, the Prospectus and each Issuer Free Writing Prospectus (including, in each case, any supplement thereto) in such quantities as the Representatives may from time to time reasonably request, and will use all reasonable efforts to make the initial delivery of the Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) by no later than 9:00 a.m. on the second business day prior to the Time of Delivery and, if the delivery of a Prospectus is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering and sale of the Securities and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) is delivered, not misleading, or, if for any reason it shall be necessary during such period to amend or supplement the Prospectus, or to file under the 1934 Act any document incorporated by reference in the Prospectus, in order to comply with the 1933 Act, notify the Underwriters and upon the Representatives’ request prepare and furnish without charge to each Underwriter as many copies as the Representatives may from time to time reasonably request of an amended Prospectus or supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case any Underwriter is required to deliver a Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the 1933 Act) in connection with sales of the Securities (including in circumstances where such requirement may be satisfied pursuant to Rule 172 or 173(a) of the 1933 Act Regulations) at any time nine months or more after the time of issue of the Prospectus, upon the Representatives’ request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many copies as the Representatives may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(h)                 The Company agrees that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Representatives, and each Underwriter, severally and not jointly, agrees with the Company that, unless it has obtained or will obtain (as the case may be) the prior written consent of the Company, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Prospectus or Free Writing Prospectus required to be filed by the Company with the Commission or retained by the Company under Rule 433 of the 1933 Act Regulations, other than the information contained in the Term Sheet provided, however, that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Free Writing Prospectuses included in Annex II hereto. Any such free writing prospectus consented to by the parties is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company agrees that (i) it has treated and will treat, as the case may be, each Permitted Free Writing Prospectus as an Issuer Free Writing Prospectus and (ii)

it has complied and will comply, as the case may be, with the requirements of Rules 164 and 433 of the 1933 Act Regulations applicable to any Permitted Free Writing Prospectus, including in respect of timely filing with the Commission, legending and record keeping.

(i)                 The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Disclosure Package or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representative and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished in writing to the Company by an Underwriter through the Representatives expressly for use therein.

(j)                 The Company will endeavour to qualify the Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions as the Representatives shall reasonably request and will maintain such qualifications for as long as the Representatives shall reasonably request; provided that in connection with any such qualification the Company shall not be required to qualify as a foreign corporation in any such jurisdiction or to file a general consent to service of process in any such jurisdiction.

(k)                 The Company will make generally available to its security holders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement of the Company and its subsidiaries on a consolidated basis (which need not be audited) complying with Section 11(a) of the 1933 Act and the rules and regulations thereunder (including, at the option of the Company, Rule 158 of the 1933 Act Regulations).

(l)                 During the period beginning from the date of the Pricing Agreement for such Securities and continuing to and including the Time of Delivery, the Company will not offer, sell, contract to sell or otherwise dispose of any securities of the Company which are substantially similar to such Securities (other than (i) the Securities, (ii) securities previously agreed to be sold by the Company and the Group and (iii) commercial paper issued in the ordinary course of business), except as otherwise may be provided in this Agreement, without the prior written consent of the Representatives, which consent shall not be unreasonably withheld.

(m)                 The Company will cooperate with the Underwriters and use its best efforts to permit the ADRs to be eligible for clearance and settlement through the facilities of The Depository Trust Company (“DTC”).

(n)                 Prior to the issuance of the Securities, the Company will have obtained all consents, approvals, authorizations, orders, registrations, qualifications and decrees of any court or governmental agency or body of the United States and the United Kingdom necessary or required for the valid issuance of the Securities and to permit the Company to make dividend payments on the Securities in U.S. dollars.

(o)                 [In the event the Company elects to substitute the Series [ ] Preference Shares in accordance with the terms of issue thereof, the Company shall have in place at the time of substitution the necessary corporate authorizations necessary to effect a substitution. The Company shall ensure that any Substituted Securities so issued upon substitution will be validly issued in accordance with the requirements of the relevant laws and regulations governing the issuance of such Substituted Securities in the jurisdiction in which the issuer of such Substituted Securities is organized.]

6.      The Company will pay all expenses incident to the performance of its obligations under this Agreement, any Pricing Agreement and the Securities, including (i) the printing and filing of the Registration Statement as originally filed and of each amendment thereto, the ADR Registration Statement, any Issuer Free Writing Prospectus, the Prospectus and any related preliminary prospectus (or any amendments or supplements thereto), and the cost of furnishing copies thereof to the Underwriters; (ii) the printing, if any, of this Agreement, the Pricing Agreement, the ADR Deposit Agreement, the ADRs and the Blue Sky Survey; (iii) the printing or reproduction, preparation, issuance and delivery of the certificates, if any, for the Securities to (or at the direction of) the Underwriters or the ADR Depositary, including any stock transfer or other taxes or duties payable upon the delivery of the Series [ ] Preference Shares to the ADR Depositary or the sale of the Securities to the Underwriters; (iv) the fees and disbursements of the Company’s counsel and accountants; (v) the qualification of the Securities under the applicable securities laws in accordance with the provisions of Section 5(i) hereof, including filing fees and the fees and disbursements of counsel for the Underwriters in connection therewith in an aggregate amount not in excess of $5,000 with respect to a particular issue of the Securities and in connection with the preparation of any Blue Sky Survey and any Legal Investment Survey; (vi) the delivery to the Underwriters of copies of such Blue Sky Survey, if any; (vii) any costs, fees and charges of the ADR Depositary in connection with the issuance and delivery of Series [ ] Preference Shares to the ADR Depositary and ADSs to the registered holders thereof and all other costs, fees and charges of the ADR Depositary and any transfer agent or registrar; (viii) all expenses and listing fees in connection with the listing of the Securities, if any, and the clearance and settlement of the Securities through the facilities of DTC; (ix) any fees charged by securities rating services for rating the Securities; (x) the fees and expenses incurred in connection with the filing of any materials with the Financial Industry Regulatory Authority (“FINRA”), if any; (xi) any fees associated with a Bloomberg roadshow presentation; (xii) any United Kingdom stamp duty, stamp duty reserve tax or similar tax or duty imposed by the United Kingdom or any political subdivision thereof upon the original issuance by, or on behalf of, the Company of the Securities, the initial delivery of the Securities, the deposit of Series [ ] Preference Shares under the ADR Deposit Agreement by the Company, the purchase by the Underwriters of the Securities, the sale and delivery of the Securities by the Underwriters to the initial purchasers thereof, and the execution and delivery of this Agreement, the Pricing Agreement and the ADR Deposit Agreement; and (xiii) any value added taxes payable in the United Kingdom in respect of any of the above expenses.

If this Agreement is terminated by the Representatives in accordance with the provisions of Section 7 or Section 11(a)(i), (v) and (ix) hereof, the Company shall reimburse the Underwriters for their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters, except that in the case of a termination in accordance with Section 11(a)(i), (v) and (ix) hereof, such reimbursement shall include only any expenses actually incurred (not to exceed $[   ]).

7.      The obligations of the Underwriters of any Securities under the Pricing Agreement relating to such Securities shall be subject, in the discretion of the Representatives, to the condition that all representations and warranties of the Company in or incorporated by reference in the Pricing Agreement relating to such Securities are, at and as of the Time of Delivery for such Securities, true and correct, the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)                 The Registration Statement is effective and at the Time of Delivery no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no notice of objection of the Commission to the use of the Registration Statements or any post-effective amendment thereto pursuant to Rule 401(g)(2) under the 1933 Act shall have been received. The Prospectus shall have been transmitted to the Commission for filing pursuant to Rule 424(b) of the 1933 Act Regulations within the time period prescribed by Rule 424(b) of the 1933 Act Regulations; the Term Sheet and any other material required to be filed by the Company pursuant to Rule 433(d) of the 1933 Act Regulations shall have been transmitted to the Commission for filing pursuant to Rule 433(d) of the 1933 Act Regulations; and, in each case, prior to the Time of Delivery the Company shall have provided evidence satisfactory to the Representatives of such timely filing and no stop order suspending or preventing the use of the Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission and all requests for additional information on the part of the Commission have been complied with.

(b)                 At the Time of Delivery, the Representatives shall have received:

(i)              The opinion and 10b-5 letter, each dated as of the Time of Delivery, of Davis Polk & Wardwell LLP, U.S. counsel for the Company, with respect to the matters set forth in Annex III hereto in form and substance reasonably satisfactory to the representatives.

(ii)              The opinion, dated as of the Time of Delivery, of Dundas & Wilson CS LLP, Scottish solicitors to the Company, with respect to the matters set forth in Annex IV hereto in form and substance reasonably satisfactory to the representatives.

(iii)              The opinion, dated as of the Time of Delivery, of Linklaters LLP, English solicitors to the Company, with respect to the matters set forth in Annex V hereto in form and substance reasonably satisfactory to the representatives.

(iv)              The opinion, dated as of the Time of Delivery, of Emmet, Marvin & Martin, LLP, counsel to the ADR Depositary with respect to the matters set forth in Annex VI hereto in form and substance reasonably satisfactory to the representatives.

(v)              The opinion and 10b-5 letter, each dated as of the Time of Delivery, of Shearman & Sterling LLP, counsel for the Underwriters, with respect to the matters set forth in Annex VII in form and substance reasonably satisfactory to the representatives.

(c)                 The independent accountants of the Company who have certified the financial statements of the Company and its subsidiaries included or incorporated by reference in the Registration Statement, the Disclosure Package and the Prospectus (the “Independent Accountants”) shall have furnished to the Representatives a letter delivered at a time prior to the execution of the Pricing Agreement and dated the date of delivery thereof, with regard to matters customarily covered by accountants’ “comfort letters” and otherwise in form and substance satisfactory to the Representatives.

(d)                 The Independent Accountants shall have furnished to the Representatives a letter, dated at the Time of Delivery, to the effect that it reaffirms the statements made in the letter furnished pursuant to Section 7(c), except that the specified “cut-off” date referred to therein shall be a date not more than three business days prior to the Time of Delivery.

(e)                 If required pursuant to the Pricing Agreement, the Securities shall have been duly authorized for listing by the New York Stock Exchange, Inc.

(f)                 At the Time of Delivery (1) there shall not have been, since the date of the Pricing Agreement or since the respective dates as of which information is given in the Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations of the Company and its subsidiaries considered as one enterprise, and (2) the Representatives shall have received a certificate of the Company executed on its behalf by an officer of the Company, dated as of the Time of Delivery, to the effect that (i) the representations and warranties in Section 2 hereof are true and correct in all material respects as though expressly made at and as of the Time of Delivery; (ii) the Company has complied in all material respects with all agreements hereunder and satisfied in all material respects all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and, to the knowledge of the Company, no proceedings for that purpose have been initiated or threatened by the Commission.

(g)                 The Company shall have furnished to the Underwriters a certificate, dated the Time of Delivery, of a deputy secretary of the Company stating that to the best knowledge and belief of the deputy secretary signing such certificate after reasonable inquiry, the issue and sale of the Securities in the manner contemplated in the Disclosure

Package and Prospectus do not and will not result in a breach, default or acceleration of any payment or amount under any contract, agreement or undertaking to which the Company or any of its subsidiaries is a party (or by which any such entity is bound), which breach, default or acceleration would have a material adverse effect on the Company and its subsidiaries taken as a whole.

(h)                 If an affiliate (as defined in applicable NASD rules) of the Company is participating in the offering of the Securities, FINRA shall not have raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.

If any condition specified in this Section 7 shall not have been fulfilled when and as required to be fulfilled and not otherwise waived by the Underwriters, this Agreement may be terminated by the Representatives by notice to the Company at any time at or prior to the Time of Delivery, and such termination shall be without liability of any party to any other party except as provided in Section 6 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 herein shall remain in effect.

8.                     (a)             The Company agrees to indemnify and hold harmless each Underwriter, each of the Underwriters’ affiliates, directors, officers and employees, and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act as follows:

(i)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A(b) of the 1933 Act Regulations or, if applicable, the ADR Registration Statement, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or the ADR Prospectus or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

(ii)              against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company; and

(iii)              against any and all expense whatsoever, as reasonably incurred (including, subject to Section 8(c) hereof, the fees and disbursements of counsel chosen by the Representatives), in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under clause (i) or (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through the Representatives expressly for use in the Registration Statement (or any amendment thereto), the ADR Registration Statement (or any amendment thereto), the Prospectus, the Preliminary Prospectus, the Term Sheet, any Issuer Free Writing Prospectus or the ADR Prospectus.

(b)                 Each Underwriter severally agrees to indemnify and hold harmless each of the Company, its directors, each of the officers of the Company who signed the Registration Statement or the ADR Registration Statement, the Company’s authorized representative in the United States and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 8 as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the documents referred to in subsection (a) of this Section 8 in reliance upon and in conformity with written information furnished to the Company by such Underwriter through the Representatives expressly for use in such documents.

(c)                 Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. Any indemnifying party may participate at its own expense in the defense of such action. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. In the case of parties indemnified pursuant to Section 8(a) above, counsel to the indemnified parties shall be selected by the Underwriters, and, in the case of parties indemnified pursuant to Section 8(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party.  No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)                 If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Underwriters of the Securities on the other from the offering of the Securities to which such loss, claim, damage or liability (or action in respect thereof) relates. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law or if the indemnified party failed to give the notice required under subsection (c) above, then each indemnifying party shall, if permitted by applicable law, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company on the one hand and the Underwriters of the Securities on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company on the one hand and such Underwriters on the other shall be deemed to be in the same proportion as the total net proceeds from such offering (before deducting expenses) received by the Company bear to the total underwriting discounts, concessions and commissions received by such Underwriters. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company on the one hand or such Underwriters on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (d) were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (d), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The obligations of the Underwriters of Securities in this subsection (d) to contribute are several in proportion to their respective underwriting obligations with respect to such Securities and not joint.

(e)                 The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act; and the obligations of the Underwriters under this Section 8 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Company and to each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act.

9.                   If one or more of the Underwriters shall fail at the Time of Delivery to purchase the Securities which it is or they are obligated to purchase under this Agreement and the Pricing Agreement (the “Defaulted Securities”), the Representatives shall have the right, within 48 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase, or procure purchasers for, all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; provided, however, that if the Representatives shall not have completed such arrangements within such 48-hour period, then:

(a)                 if the number of Defaulted Securities does not exceed 10% of the Securities which the Underwriters are obligated to purchase at the Time of Delivery, the non-defaulting Underwriters shall be obligated to purchase the full amount thereof in the proportions that their respective underwriting obligations under the Pricing Agreement relating to such Securities bear to the underwriting obligations of all non-defaulting Underwriters, or

(b)                 if the number of Defaulted Securities exceeds 10% of the Securities which the Underwriters are obligated to purchase or procure purchasers for at the Time of Delivery, the Pricing Agreement relating to such Securities shall terminate without liability on the part of any non-defaulting Underwriter.

No action taken pursuant to this Section 9 shall relieve any defaulting Underwriter from liability in respect of its default.

In the event of any such default which does not result in a termination of the relevant Pricing Agreement, either the Representatives or the Company shall have the right to postpone the Time of Delivery for a period not exceeding seven days in order to effect any required changes in the Registration Statement, the ADR Registration Statement or Prospectus or in any other documents or arrangements.

10.                   All representations, warranties and agreements contained in this Agreement and any Pricing Agreement, or contained in certificates of officers of the Company submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or any controlling person, or by or on behalf of the Company, and shall survive delivery of the Securities to the Underwriters pursuant to this Agreement.

11.                   (a)           The Representatives may terminate this Agreement, immediately upon notice to the Company, at any time prior to the Time of Delivery (i) if there has been, since the date of the Pricing Agreement or the respective dates as of which information is given in the Registration Statement, the ADR Registration Statement, the Disclosure Package and the Prospectus, except as otherwise set forth or contemplated therein, any material adverse change in the condition, financial or otherwise, or in the results of operations, of the Company and its subsidiaries considered as one enterprise, or (ii) if there has occurred any outbreak or escalation of hostilities involving the United States or the United Kingdom or the declaration by the United States or the United Kingdom of a national emergency or war, or (iii) the occurrence of another calamity or crisis or any change in financial, political or economic conditions or currency exchange rates or controls in the United States, the United Kingdom or elsewhere, if the effect of any such event specified in clause (ii) and (iii) in the judgment of the Representatives (after consultation with the Company if practicable) makes it impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities in the manner contemplated in the Prospectus, or (iv) if there has occurred a suspension or material limitation in trading in securities generally on the New York Stock Exchange, London Stock Exchange or any other stock exchange on which the Company’s securities are listed, or (v) if there has occurred a suspension or material limitation in trading the Company’s securities on the New York Stock Exchange or the London Stock Exchange, or (vi) if there has occurred a material adverse change in the financial markets in the United States or in the international financial markets, or (vii) if a banking moratorium on commercial banking activities has been declared by the relevant authorities in New York or London, or a material disruption in commercial banking or securities settlement or clearance services in the United States or the United Kingdom has occurred, or (viii) if there has occurred a change or development involving a prospective change in the United States or the United Kingdom taxation which has, or will have, a material adverse effect on the Company or the Securities or the transfer thereof, or (ix) if there is any lowering of the rating of any of the Company’s debt securities, preference shares, ADSs or ADRs, or a public announcement that such rating is under surveillance or review, with possible negative implication, in each case, by Moody’s Investors Service, Inc., Standard and Poor’s Rating Services, a division of the McGraw-Hill Companies, Inc., or Fitch, Inc.

(b)                 If this Agreement is terminated pursuant to Sections 7, 9 or 11 hereof, such termination shall be without liability of any party to any other party except as provided in Section 6 or Section 9 hereof. Notwithstanding any such termination, the provisions of Sections 6, 8, 10 and 14 shall remain in effect.

12.                   In all dealings hereunder, the Representatives of the Underwriters of the Securities shall act on behalf of each of such Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by such Representatives jointly or by such of the Representatives, if any, as may be designated for such purpose in the Pricing Agreement.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by mail, telex or facsimile transmission to the address of the Representatives as set forth in the Pricing Agreement; and if to the Company shall be delivered or sent by mail, telex or facsimile transmission to the address of the Company set forth in the Registration Statement, Attention: Company Secretary; provided, however, that any notice to an Underwriter pursuant to Section 8(c) hereof shall be delivered or sent by mail, telex or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, or telex constituting such Questionnaire, which address will be supplied to the Company by the Representatives upon request. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

13.                   This Agreement and any Pricing Agreement shall each inure to the benefit of and be binding upon the Underwriters and the Company and their respective successors. Nothing expressed or mentioned in this Agreement or any Pricing Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters and the Company and their respective successors and the controlling persons and officers, directors and authorized representative of the Company referred to in Section 8 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any Pricing Agreement or any provision herein or therein contained. This Agreement and any Pricing Agreement and all conditions and provisions hereof and thereof are intended to be for the sole and exclusive benefit of the Underwriters and the Company and their respective successors, and said controlling persons and officers, directors and authorized representative of the Company and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

14.                   (a)           The Company irrevocably consents and agrees, for the benefit of the Underwriters, that any legal action, suit or proceeding against it with respect to its obligations, liabilities or any other matter arising out of or in connection with this Agreement or the Pricing Agreement may be brought in the courts of the State of New York or the courts of the United States of America located in the Borough of Manhattan, The City of New York and hereby irrevocably consents and submits to the non-exclusive jurisdiction of each such court in personam, generally and unconditionally with respect to any action, suit or proceeding for itself and in respect of its properties, assets and revenues.

(b)                 The Company hereby irrevocably designates, appoints, and empowers John Fawcett, Chief Financial Officer, Citizens Financial Group, Inc., 600 Washington Boulevard, Stamford, Connecticut, 06901, as its designee, appointee and agent to take process, receive and forward process or to be served with process for and on its behalf of any and all legal process, summons, notices and documents which may be served in any such action, suit or proceeding brought in any such United States or State court which may be made on such designee, appointee and agent in accordance with legal procedures prescribed for such courts. If for any reason such designee, appointee and agent hereunder shall cease to be available to act as such, the Company agrees to designate a new designee, appointee and agent in The City of New York on the terms and for the purposes of this Section 14 satisfactory to the Representatives. The Company further hereby irrevocably consents and agrees to the service of any and all legal process, summons, notices and documents out of any of the aforesaid courts in any such action, suit or proceeding by serving a copy thereof upon the relevant agent for service of process referred to in this Section 14 (whether or not the appointment of such agent shall for any reason prove to be ineffective or such agent shall accept or acknowledge such service) or by mailing copies thereof by registered or certified air mail, first class, postage prepaid, to each of them at their respective addresses specified in or designated pursuant to this Agreement. The Company agrees that the failure of any such designee, appointee and agent to give any notice of such service to it shall not impair or affect in any way the validity of such service or any judgment rendered in any action or proceeding based thereon. Nothing herein shall in any way be deemed to limit the ability of any Underwriter to serve any such legal process, summons, notices and documents in any other manner permitted by applicable law or to obtain jurisdiction over the undersigned or bring actions, suits or proceedings against the undersigned in any jurisdictions, and in any manner, as may be permitted by applicable law. The Company hereby irrevocably and unconditionally waives, to the fullest extent permitted by law, any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions, suits or proceedings arising out of or in connection with this Agreement or the Pricing Agreement brought in the United States federal courts or the courts of the State of New York located in the Borough of Manhattan, The City of New York and hereby further irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such action, suit or proceeding brought in any such court has been brought in an inconvenient forum.

15.                   Each Underwriter severally represents and agrees that: (a) it has only communicated or caused to be communicated and will only communicate or cause to be communicated any invitation or inducement to engage in investment activity (within the meaning of section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any Securities in circumstances in which section 21(1) of the FSMA would not, if the Company was not an authorized person, apply to the Company; and (b) it has complied and will comply with all applicable provisions of the FSMA (and all rules and regulations made pursuant to the FSMA) with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

16.                   In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each Underwriter severally represents and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”), it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State: (a) to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities; (b) to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than EUR 43,000,000; and (3) an annual net turnover of more than EUR 50,000,000, as shown in its last annual or consolidated accounts; (c) to fewer than 100 natural or legal persons

(other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the Underwriters; or (d) in any other circumstances falling under Article 3(2) of the Prospectus Directive, provided that no such offer of Securities requires the publication by the Company of a prospectus pursuant to Article 3 of the Prospectus Directive. For the purposes of this Section 16 of this Agreement, the expression “an offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe the Securities, as the same may be varied in that Member State by any measure implementing the Prospectus Directive in that Member State and the expression “Prospectus Directive” means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

17.                   The Company hereby acknowledges that (a) the purchase, or procurement of purchasers of, and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Company, on the one hand, and the Underwriters and any affiliate through which any Underwriter may be acting, on the other, (b) the Underwriters are acting as principal and not as an agent or fiduciary of the Company and (c) the Company’s engagement of the Underwriters in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, the Company agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Underwriters has advised or is currently advising the Company on related or other matters).  The Company agrees that it will not claim that the Underwriters have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to the Company, in connection with such transaction or the process leading thereto.

18.                   Time shall be of the essence of each Pricing Agreement. As used herein, “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19.                   This Agreement and each Pricing Agreement shall be governed by and construed in accordance with the laws of the State of New York without reference to conflict of laws provisions thereof. Specified times of day refer to New York City time.

20.                   This Agreement may be executed in one or more counterparts and, when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

If the foregoing is in accordance with your understanding, please sign and return to us

[        ] counterparts hereof.

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc

By:

Name:
Title:

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[NAMES OF REPRESENTATIVES]

By:

Name:
Title:

For themselves and as representatives of the several Underwriters

ANNEX I

Pricing Agreement

[Names of Representatives]

[As Representatives of the several
Underwriters named in Schedule I hereto,]
___________ __, ____

Ladies and Gentlemen:

The Royal Bank of Scotland Group plc, a public limited company incorporated under the laws of, and registered in, Scotland (the “Company”), proposes, subject to the terms and conditions stated herein and in the Underwriting Agreement, dated ___________ __, ____ (the “Underwriting Agreement”), between the Company on the one hand and the several Underwriters on the other hand, to issue and sell to the Underwriters named in Schedule I hereto (the “Underwriters”), or to purchasers procured by them, the securities specified in Schedule II hereto (the “Securities”). Each of the provisions of the Underwriting Agreement is incorporated herein by reference in its entirety, and shall be deemed to be a part of this Agreement to the same extent as if such provisions had been set forth in full herein; and each of the representations and warranties set forth therein shall be deemed to have been made at and as of the date of this Pricing Agreement, except that each representation and warranty which refers to the Disclosure Package and/or the Prospectus in Section 2 of the Underwriting Agreement shall be deemed to be a representation or warranty as of the date of the Underwriting Agreement in relation to the Disclosure Package and/or the Prospectus (each as therein defined), as the case may be, and also a representation and warranty as of the date of this Pricing Agreement in relation to the Disclosure Package and/or the Prospectus (as amended or supplemented), as the case may be, relating to the Securities which are the subject of this Pricing Agreement. Each reference to the Representatives herein and in the provisions of the Underwriting Agreement so incorporated by reference shall be deemed to refer to you. Unless otherwise defined herein, terms defined in the Underwriting Agreement are used herein as therein defined. The Representatives designated to act on behalf of the Representatives and on behalf of each of the Underwriters of the Securities pursuant to Section 12 of the Underwriting Agreement and the address of the Representatives referred to in such Section 12 are set forth at the end of Schedule II hereto.

An amendment to the Registration Statement, or a supplement to the Prospectus, as the case may be, relating to the Securities, in the form heretofore delivered to you is now proposed to be filed with the Commission.

Subject to the terms and conditions set forth herein (including Schedules I and II hereto) and in the Underwriting Agreement incorporated herein by reference, the Company agrees to issue and sell to each of the Underwriters, or to purchasers procured by them, and each of the Underwriters agrees, severally and not jointly, to purchase from the Company, or to procure purchasers to purchase from the Company, at the time and place and at the purchase price to the Underwriters set forth in Schedule II hereto, the number of Securities set forth opposite the name of such Underwriter in Schedule I hereto.

If the foregoing is in accordance with your understanding, please sign and return to us [        ] counterparts hereof, and upon acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof, including the provisions of the Underwriting Agreement incorporated herein by reference, shall constitute a binding agreement between each of the Underwriters and the Company. It is understood that your acceptance of this letter on behalf of each of the Underwriters is or will be pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on the part of the Representatives as to the authority of the signers thereof.

[The rest of this page is intentionally left blank.]

Very truly yours,

THE ROYAL BANK OF SCOTLAND GROUP plc

By:

Name:
Title:

[The rest of this page is intentionally left blank.]

Accepted as of the date hereof:

[NAMES OF REPRESENTATIVES]

By:

Name:
Title:

For themselves and as representatives of the several Underwriters

SCHEDULE I

Number of Securities to be Purchased
[Names of Representatives]		[ ]
[Names of other Underwriters]		[ ]
	Total:	[_____]

SCHEDULE II

Capitalized terms used herein, unless otherwise stated, shall have the meaning set forth in the Underwriting Agreement.

Title of Securities:

Category II Non-cumulative Dollar Preference Shares, Series [ ], to be represented by American Depositary Shares, Series [ ], to be evidenced by American Depositary Receipts, with one American Depositary Share representing one Non-cumulative Dollar Preference Share

Number of Shares:

[       ]

Price to Public:

Underwriting Commission:

Form of Securities:

American Depositary Receipts evidencing American Depositary Shares, Series [ ] representing Non-cumulative Dollar Preference Shares, Series [ ], to be made available for checking and packaging at least twenty-four hours prior to the Time of Delivery at the office of the Representatives.

Listing:

Specified Funds for Payment of Purchase Price:

Wire transfer of immediately available funds

Account for Payment of Purchase Price:

Time of Delivery:

9:30 a.m. (New York time) on __________ __, ____

Redemption Provisions:

Initial Dividend Payment Date:

__________ __, ____

Dividends:

[$[     ] annually per Series [ ] Preference Share, payable quarterly on each March 31, June 30, September 30 and December 31.]

Votes per Preference Share:

One in certain circumstances only

Closing Location:

Offices of Davis Polk & Wardwell LLP, 99 Gresham Street, London EC2V 7NG, United Kingdom

Names and Addresses of Representatives:

Designated Representatives:
Address for Notices, etc.:

Other Terms:

The Securities will have additional terms as more fully described in the Disclosure Package and the Prospectus.

ANNEX II

  Issuer Free Writing Prospectuses Included in Disclosure Package

ANNEX III

FORM OF OPINION OF
DAVIS POLK & WARDWELL LLP, U.S. COUNSEL
FOR THE COMPANY

[To be included as a Statement of Fact before the opinion:  The Registration Statement became effective under the 1933 Act and the Indenture qualified under the Trust Indenture Act upon the filing of the Registration Statement with the Commission on [date of filing] pursuant to Rule 461(e)].

Based upon the foregoing, we are of the opinion that:

1.      Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement (including the Pricing Agreement) has been duly executed and delivered by the Company.

2.      Assuming that the ADR Deposit Agreement has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the ADR Deposit Agreement has been duly executed and delivered by the Company, and the ADR Deposit Agreement is a valid and binding agreement of the Company, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency and similar laws affecting creditors’ rights generally, concepts of reasonableness and equity principles of general applicability.

3.      Upon due issuance by the ADR Depositary of the ADRs evidencing ADSs being delivered on the date hereof against the deposit of the Series [ ] Preference Shares in respect thereof in accordance with the provisions of the ADR Deposit Agreement and due execution of such ADRs by one of the ADR Depositary’s authorized officers, such ADRs will be duly and validly issued and the person in whose names such ADRs are registered will be entitled to the rights specified therein and in the ADR Deposit Agreement.

4.      Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, under the laws of the State of New York relating to personal jurisdiction, the Company has, pursuant to Section 14 of the Underwriting Agreement validly and irrevocably submitted to the personal jurisdiction of any New York state or U.S. federal court located in the State of New York, Borough of Manhattan in the City of New York (each a “New York Court”), in any action arising out of or relating to the Underwriting Agreement and the Pricing Agreement or the transactions contemplated thereby, has validly and irrevocably waived to the fullest extent it may effectively do so any objection to the venue of a proceeding in any such New York Court, and has validly and irrevocably appointed John Fawcett as its initial authorized agent for the purposes described in Section 14 of the Underwriting Agreement; and service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement will be effective service of process in any such action upon the Company.

5.      The Company is not and, after giving effect to the offering and sale of the Series [ ] Preference Shares and the application of the proceeds thereof as described in the Prospectus will not be, required to register as an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended.

6.      Except as disclosed in the Prospectus, the execution and delivery by the Company of, and the performance by the Company of its obligations under, the Underwriting Agreement (including the Pricing Agreement) will not contravene any provision of the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated thereby, provided that we express no opinion as to federal or state securities laws.

7.      No consent, approval, authorization or order of, or qualification with, any state governmental body or agency under the laws of the State of New York or any federal law of the United States of America that in our experience is normally applicable to general business corporations in relation to transactions of the type contemplated by the Underwriting Agreement (including the Pricing Agreement), is required for the execution, delivery and performance by the Company of its obligations under the Underwriting Agreement (including the Pricing Agreement), except such as may be required under state securities or Blue Sky laws as to which we express no opinion.

The statements included in the Prospectus under the caption “Certain U.S. Federal and U.K. Tax Consequences,” insofar as they purport to describe provisions of U.S. federal income tax laws or legal conclusions with respect thereto, fairly and accurately summarize the matters referred to therein in all material respects.

In rendering the opinions in paragraphs (1), (2) and (3) above, we have assumed that each party to the Underwriting Agreement (including the Pricing Agreement), the ADR Deposit Agreement and the ADRs has been duly incorporated and is validly existing under the laws of the jurisdiction of its organization. In addition, we have assumed that (i) the execution, delivery and performance by each party thereto of the Underwriting Agreement (including the Pricing Agreement), the ADR Deposit Agreement and the ADRs (a) are within its corporate powers, (b) do not contravene, or constitute a default under, the certificate of incorporation or bylaws or other constitutive documents of such party, (c) require no action by or in respect of, or filing with, any governmental body, agency or official and (d) do not contravene, or constitute a default under, any provision of applicable law or regulation or any judgment, injunction, order or decree or any agreement or other instrument binding upon such party and (ii) each of the ADR Deposit Agreement and ADRs is a valid, binding and enforceable agreement of each party thereto, (other than as expressly covered above in respect of the Company).

FORM OF 10b-5 LETTER OF
DAVIS POLK & WARDWELL LLP, U.S. COUNSEL
FOR THE COMPANY

On the basis of the information gained in the course of the performance of the services rendered above, but without independent check or verification except as stated:

1.      The Registration Statement, the ADR Registration Statement and the Prospectus appear on their face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder; and

2.      nothing has come to our attention that causes us to believe that, insofar as relevant to the offering of the Series [ ] Preference Shares:

(a)                 on the date of the Underwriting Agreement, the Registration Statement or the ADR Registration Statement contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading,

(b)                 at the [Time of Sale], the Disclosure Package contained any untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or

(c)                 the Prospectus as of the date of the Underwriting Agreement or as of the date hereof contained or contain any untrue statement of a material fact or omitted or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

In providing this letter to you and the other several Underwriters, we have not been called to pass upon, and we express no view regarding, the financial statements or financial schedules or other financial or accounting data included in the Registration Statement, the ADR Registration Statement, the Disclosure Package or the Prospectus. It is understood, for the purpose of this letter, that any data furnished in accordance with “Guide 3.  Statistical Disclosure by Bank Holding Companies” under the 1933 Act and the pro forma accounts of the Company and ABN AMRO Holdings N.V. is financial data. In addition, we express no view as to the conveyance of the Disclosure Package or the information contained therein to investors.

ANNEX IV

FORM OF OPINION OF
DUNDAS & WILSON CS LLP, SCOTTISH SOLICITORS
TO THE COMPANY

Based upon and subject to the foregoing and subject to the qualifications set out below and to any matters not disclosed to us, it is our opinion that so far as the present law of Scotland is concerned:

1.      The Company and the Bank have been duly incorporated in Scotland as limited liability companies and are validly registered under the law of Scotland, are not in liquidation, and have the corporate power and authority under such law to conduct their respective businesses as described in the Prospectus and/or the Prospectus Supplement.

2.      The Series [ ] Preference Shares have been duly created and, when allotted, issued and paid for in accordance with the Pricing Agreement, the Underwriting Agreement (including payment in full of premium) and the Nominee Agreement (a) will be validly issued, fully paid and not subject to further calls or contribution and (b) no holder thereof will be subject to personal liability to the Company or any creditors thereof by reason only of being such a holder, and the issue of Preference Shares will not be subject to the pre-emptive rights of any shareholder of the Company.

3.      The statements made in the Disclosure Package and the Prospectus with regard to Scots law under the heading “Description of Dollar Preference Shares”, and in the Disclosure Package and the Prospectus Supplement with regard to Scots law under the heading “Certain Terms of the Series [ ] Preference Shares” insofar as such statements constitute a summary of certain of the rights and privileges of the holders of the Series [ ] Preference Shares under Scots law or a summary of the documents, legal matters or proceedings under Scots law referred to therein, are accurate in all material respects, provided that we express no opinion as to the reasonableness, completeness or fairness of such statements as an indication of shareholder rights generally in the context of a prospectus issued publicly in the United States of America.

4.      The creation and issue of the Series [ ] Preference Shares and the execution, delivery and performance by the Company of the Agreements and the Nominee Agreement is within the corporate power of the Company and have been duly authorised by all necessary corporate action of the Company.

5.      The obligations on the part of the Company under the Deposit Agreement and the Nominee Agreement are valid and legally binding against the Company, subject as to enforcement to bankruptcy, insolvency, re-organisation and other laws of general applicability relating to or affecting creditors’ rights generally and to general equity principles.

6.      No authorisations, approvals, consents or licences of governmental, judicial or public bodies or authorities of or in Scotland (together “consents”), except such consents as may be required under statutory provisions (other than the Companies Acts, 1985, 1989 and 2006 as they apply to a company having its registered office in Scotland) or regulations or practices applying in Great Britain as a whole, are required by the Company as a result of the Company being a Scottish registered company for the valid creation, allotment, issue and delivery of the Series [ ] Preference Shares.

7.      Neither the execution, delivery and performance by the Company of the Agreements and the Nominee Agreement, nor the creation, allotment and issue of the Series [ ]  Preference Shares will of itself result in any violation in any material respect of:-

(a)                 the Memorandum or Articles of Association of the Company or the Bank; or

(b)                 any existing applicable mandatory provision of Scots law or regulation; or

(c)                 any existing judgment, order of decree or any Scottish court.

8.      The Underwriters would under current practice of the Scottish courts (assuming the effect of Section 14 of the Underwriting Agreement is not to prorogate the exclusive jurisdiction of the United States courts or the courts of or in the State of New York) be permitted to commence proceedings in the Scottish courts for enforcement of the Underwriting Agreement and the Scottish courts would accept jurisdiction in any proceedings for so long as the Company remained domiciled in Scotland and, upon proper averments being made in a Scottish court in any such proceedings, the choice of the law of the State of New York as the proper law of the Underwriting Agreement would be upheld as a valid choice of law by that court.

9.      The Agreements and the Nominee Agreement have, insofar as Scots law governs the formalities of execution and delivery thereof, been duly executed by or on behalf of the Company.

10.    The submission by the Company in Section 14 of the Underwriting Agreement to the jurisdiction of the courts of or in New York, and the designation, appointment and empowerment by the Company under the said Section 14 of an agent for service, would be upheld by the Scottish courts as valid and effective.

11.    In relation to any Agreement which is expressed to be governed by the law of the State of New York as its proper law, a judgment of the courts of the State of New York as the relevant forum would be recognised in Scotland through an action of decree–conform under common law in the Court of Session in Scotland, assuming that (i) the court which issued the judgment had jurisdiction and acted judicially with no element of unfairness, (ii) such judgment was final, not obtained by fraud, or a revenue or penal action, remained capable of enforcement in the place it was pronounced and was not contrary to natural justice, and (iii) enforcement of the judgment is not contrary to Scottish public policy.

ANNEX V

FORM OF OPINION OF LINKLATERS LLP
ENGLISH SOLICITORS TO THE COMPANY

On the basis of, and subject to, the foregoing assumptions and subject as set out below and to any matters not disclosed to us and having regard to such considerations of English law and United Kingdom tax law in force and our understanding of the practice of H.M. Revenue and Customs applying as at the date of this opinion as we consider relevant, and assuming that the Company is resident in the United Kingdom for the purposes of United Kingdom taxation, we are of the opinion that:

1.      It is not necessary to obtain any approval, consent, order or permission of, or to effect any further filing, recording or registration with, any public authority or governmental agency in England or authorisation from any regulatory authority, government department or court in England (other than any consents, approvals or authorisations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland - as to which we understand that you are relying on an opinion of Dundas & Wilson CS LLP) in respect of the execution, delivery or performance of the Securities, the ADR Deposit Agreement, the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement.

[ADDITIONAL LANGUAGE TO BE ADDED IF NOTES ARE LISTED IN LONDON]

2.      No filing or registration of the Registration Statement, the Disclosure Package, the Prospectus and Prospectus Supplement, the ADR Registration Statement, the ADR Prospectus, or any other prospectus or circular is necessary under legislation of general application in the United Kingdom (other than any filings or registrations required under the Companies Act 1985 and/or the Companies Act 2006 as they apply to a company having its registered office in Scotland - as to which we do not express an opinion) in connection with the allotment, issue and delivery of the Preference Shares or the sale of Preference Shares to the Underwriters.

3.      The statements in the Disclosure Package and the Prospectus Supplement under the section headed “Certain U.S. Federal and U.K. Tax Consequences”, insofar as such statements constitute a general summary of both current United Kingdom tax law and United Kingdom H.M. Revenue & Customs’ practice relevant to the issue of the Securities, if any, fairly and accurately summarise the matters referred to therein; provided however that we express no opinion as to the reasonableness, completeness or fairness of such statements in the context of a prospectus issued publicly in the United States of America or as to the compliance of such statements with the requirements of the securities laws of the United States of America or any part thereof.

4.      Subject as described under the heading “Stamp Duty and Stamp Duty Reserve Tax” in the section of the Disclosure Package and the Prospectus Supplement headed “Certain U.S. Federal and U.K. Tax Consequences”, no United Kingdom stamp duty, stamp duty reserve tax, capital duty, registration or other issue or documentary taxes are payable in the United Kingdom on (i) the creation, issue or delivery by, or on behalf of, the Company of the Preference Shares in bearer form or (ii) the deposit with the Depositary of the Preference Shares in bearer form, or (ii) the deposit with the Depository of the Preference Shares in bearer form, the execution and delivery of the Pricing Agreement, the Underwriting Agreement, the Nominee Agreement or the Deposit Agreement or the consummation of the transactions contemplated thereby.

5.      No United Kingdom value added tax will be payable by the Underwriters in respect of their underwriting commissions under the Underwriting Agreement and the Pricing Agreement.

6.      Neither the execution and delivery of the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement and the ADR Deposit Agreement by the Company, nor the compliance by the Company with its obligations under the Underwriting Agreement, the Pricing Agreement, the Nominee Agreement or the ADR Deposit Agreement will, of itself, breach (A) any mandatory provision of English law of general application binding on the Company, or (B) any covenant of the Company (other than any financial or similar covenant) contained in any of the following documents:

(a)                 Trust Deed dated 11 December 1985 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$350,000,000 undated floating rate primary capital notes;

(b)                 [Trust Deed dated 24 August 1989 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S. $400,000,000 undated floating rate primary capital notes;]1

(c)                 First Supplemental Trust Deed dated 1 March 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation p.l.c. constituting £150,000,000 10½% subordinated bonds 2013;

(d)                 Second Supplemental Trust Deed dated 12 August 1993 between The Royal Bank of Scotland plc, the Company and The Law Debenture Trust Corporation p.l.c. constituting £200,000,000 9½% undated subordinated bonds;

(e)                 Trust Deed dated 10 June 2002 between the Company and The Law Debenture Trust Corporation p.l.c. constituting €1,250,001,000 fixed/floating rate callable subordinated notes due 2042;

(f)                 Trust Deed dated 5 December 2002 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$750,001,000 fixed rate callable subordinated notes due 2042;

(g)                 Trust Deed dated 21 May 2003 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$850,001,000 fixed/floating rate callable subordinated notes due 2043;

(h)                 Trust Deed dated 10 December 2003 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$650,001,000 fixed/floating rate callable subordinated notes due 2043;

1 To be confirmed.

(i)                  Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$950,001,000 fixed/floating rate callable subordinated notes due 2044;

(j)                  Trust Deed dated 24 August 2004 between the Company and The Law Debenture Trust Corporation p.l.c. constituting U.S.$550,001,000 floating rate callable subordinated notes due 2044, [as supplemented by a supplemental Trust Deed dated 27 September 2004 constituting an additional U.S.$450,001,000 floating rate callable subordinated notes due 2044;]1

(k)                 Trust Deed dated 12 December 2005 between the Company and The Law Debenture Trust Corporation p.l.c. constituting €500,001,000 fixed/floating rate callable subordinated notes due 2046;

(l)                  Trust Deed dated 8 December 2006 between the Company and The Law Debenture Trust Corporation p.l.c. constituting £400,001,000 fixed/floating rate callable subordinated notes due 2047; and

(m)                Trust Deed dated 4 October 2007 between the Group and BNY Corporate Trustee Services Limited constituting U.S.$1,600,000,000 6.990 per cent. fixed/floating rate preferred capital securities.

[Add any subsequent Trust Deeds]

7.      The Nominee Agreement constitutes valid and binding obligations of the Company and RBS Nominee, enforceable against each such company in accordance with its terms. Clause 2 of the Nominee Agreement is sufficient to create a valid trust under English law and to ensure that no Group Company (as defined therein) will be beneficially interested under that trust.

For the purposes of the opinion contained in paragraph 6 above we have interpreted the effect of the Underwriting Agreement, the Pricing Agreement and the ADR Deposit Agreement as if they were governed by and construed in accordance with English law. Such opinion should not be taken as expressing an opinion as to the observance of any financial or similar covenant contained in the documents listed above.

1 To be confirmed.

ANNEX VI

FORM OF OPINION OF EMMETT, MARVIN & MARTIN LLP,
COUNSEL TO THE ADR DEPOSITARY

1.      The Deposit Agreement has been duly authorized, executed and delivered by the Depositary and, assuming due authorization, execution and delivery of the Deposit Agreement by the Company and further assuming that the Deposit Agreement is a valid and binding agreement of the Company, constitutes a valid and legally binding obligation of the Depositary enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws of general application relating to or affecting creditors’ rights and by general principles of equity;

2.      Upon the issuance by the Depositary of ADRs evidencing ADSs against the deposit of Shares in accordance with the provisions of the Deposit Agreement (assuming such Shares were, at the time of such deposit, (a) duly authorized and validly issued, fully paid and not subject to further calls or contribution and (b) registered in compliance with the Securities Act of 1933, as amended), such ADRs will be duly and validly issued; and

3.      The ADRs issued under and in accordance with the provisions of the Deposit Agreement will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

ANNEX VII

FORM OF OPINION OF SHEARMAN & STERLING LLP,
COUNSEL FOR THE UNDERWRITERS

1.      The ADR Deposit Agreement constitutes a valid and binding agreement of the Company, enforceable in accordance with its terms.

2.      Assuming the ADRs are issued in conformity with the Deposit Agreement, the statements in the Disclosure Package and the Prospectus under the caption “Certain Terms of the Series [   ] Preference Shares,” insofar as such statements constitute summaries of the ADRs, fairly summarize the ADRs in all material respects as to legal matters.

3.      Upon due issuance by the ADR Depositary of the ADRs evidencing the ADSs against deposit of the Series [   ] Preference Shares in accordance with the provisions of the ADR Deposit Agreement, such ADRs will be validly issued and persons in whose names such ADRs are registered will be entitled to the rights of registered holders of ADRs specified therein and in the ADR Deposit Agreement.

4.      Assuming that the Underwriting Agreement (including the Pricing Agreement) has been duly authorized, executed and delivered by the Company insofar as Scots law is concerned, the Underwriting Agreement (including the Pricing Agreement) has been duly executed and delivered by the Company.

5.      Assuming the validity of such action under Scots law, under the laws of the State of New York relating to submission to jurisdiction, pursuant to Section 14 of the Underwriting Agreement, the Company has (i) validly and irrevocably submitted to the jurisdiction of the federal courts of the United States of America located in the Borough of Manhattan, the City of New York and the courts of the State of New York located in the Borough of Manhattan, the City of New York, for the purposes specified therein, (ii) to the fullest extent permitted by law, waived any objection which it may now or hereafter have to the laying of venue in any legal suit, action or proceeding in any federal or state court in the Borough of Manhattan, the City of New York and (iii) validly and, to the extent stated therein, irrevocably appointed John Fawcett as its initial authorized agent for the purpose described in Section 14 of the Underwriting Agreement.  Service of process effected on such agent in the manner set forth in Section 14 of the Underwriting Agreement will be effective to confer valid personal jurisdiction over the Company.

6.      Insofar as the statements in the Disclosure Package and the Prospectus (i) under the caption “Certain U.S. Federal and U.K. Tax Consequences” purport to describe certain U.S. federal income tax laws as they relate to US Holders (as defined therein) and (ii) under the caption “Certain ERISA Considerations” constitute summaries of legal matters referred to therein, such statements fairly and accurately summarize in all material respects the matters referred to therein.

FORM OF 10b-5 LETTER OF
SHEARMAN & STERLING LLP,
COUNSEL FOR THE UNDERWRITERS

Subject to the limitations set forth in the immediately preceding paragraph, we advise you that, on the basis of the information we gained in the course of performing the services referred to above, in our opinion, (a) each of the documents incorporated by reference in the Disclosure Package and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion) at the time it was filed with the Commission, appears on its face to have been appropriately responsive in all material respects to the requirements of the Securities Exchange Act of 1934, as amended, and the applicable rules and regulations of the Commission thereunder and (b) each of the Registration Statement, the Preliminary Prospectus and the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we express no opinion), appears on its face to be appropriately responsive in all material respects to the requirements of the 1933 Act and the applicable rules and regulations of the Commission thereunder.

We further advise you that, subject to the limitations set forth in the second preceding paragraph, on the basis of the information we gained in the course of performing the services referred to above, no facts came to our attention which gave us reason to believe that (i) the Registration Statement (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the date of the Pricing Agreement, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, (ii) the Disclosure Package (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (iii) the Prospectus (other than the financial statements and other financial or statistical data contained therein or omitted therefrom, as to which we have not been requested to comment), as of its date or the date hereof, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. In expressing the foregoing opinions and belief, we have not been called to pass upon, and we express no opinion or belief as to, any Statement of Eligibility of the Trustee on Form T-1. For the purposes of this and the preceding paragraph, the term “financial data” includes, without limitation, the pro forma accounts of the Company and ABN AMRO Holdings N.V. and the data required to be included in the Registration Statement and the Prospectus under the 1933 Act by Guide 3, Statistical Disclosure by Bank Holding Companies.